UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): May 10, 2013

 CHECKPOINT SYSTEMS, INC.

(Exact name of Registrant as specified in its Articles of Incorporation)

Pennsylvania	22-1895850
(State of Incorporation)	(IRS Employer Identification No.)
101 Wolf Drive, PO Box 188, Thorofare, New Jersey	08086
(Address of principal executive offices)	(Zip Code)
856-848-1800
(Registrant’s telephone number, including area code)
N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
      240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
      240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2013, the Board of Directors of Checkpoint Systems, Inc. (the “Company”) appointed Jeffrey O. Richard as Executive Vice President and Chief Financial Officer, effective May 28, 2013. Mr. Richard will replace Raymond D. Andrews who is retiring from Checkpoint on July 31, 2013. Mr. Andrews will remain with the Company in the interim to ensure an orderly transition of responsibilities.

Mr. Richard, age 45, has extensive financial leadership experience, most recently serving as Executive Vice President and Chief Financial Officer at Safety-Kleen Systems, Inc., a $1.5 billion environmental services company, from 2010 to 2013.  From 2006 to 2010, Mr. Richard served as Chief Operating Officer and Chief Financial Officer at Pavestone Company, where he successfully guided the company through the economic downturn and housing market collapse, focusing on gaining market share and cost take-out, while building strong relationships with customers, the banking and private equity community and vendors. Previously, Mr. Richard was Vice President of Financial Planning & Analysis at Electronic Data Systems Corp. and Chief Financial Officer and Vice President of Americas Operations at Jacuzzi Brands, Inc. Earlier in his career he worked in a variety of financial positions at Tyco International Ltd., ultimately serving as Chief Financial Officer for Tyco’s $2.2 billion Plastics & Adhesives segment, where he was responsible for all segment financial and control functions including consolidation, financial reporting, tax, treasury and investor relations. Mr. Richard has a bachelor’s degree in business administration from Louisiana State University.

The Company and Mr. Richard entered into an Offer Letter dated May 8, 2013, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Current Report on Form 8-K by reference, the material terms of which are as follows:

Mr. Richard's annual salary as Executive Vice President and Chief Financial Officer will be $420,000.

Mr. Richard will participate in the Company's Annual Senior Executive Bonus Plan. His 2013 target opportunity will be 75% of his annualized salary with a maximum payout potential of up to 135% of target (pro-rated for the remainder of the 2013 calendar year) based upon achievement of established individual and corporate goals as determined by the Company’s Chief Executive Officer. The Company will guarantee 60% of his prorated target bonus for 2013.

Mr. Richard will participate in the Company’s Long-Term Incentive Compensation Plan. Mr. Richard’s annual incentive opportunity will be up to 75% of his base pay and pro-rated for the remainder of the 2013 calendar year. For 2013, he will be eligible to receive stock options to acquire up to 5,760 shares of the Company’s common stock that vest equally over a three year period from the date of grant, 12,100 restricted stock units that will vest if and when the closing price of the Company's common stock has averaged at least $15.00 per share for 30 trading days between May 28, 2013 through December 31, 2014; and 2,600 performance shares that cliff vest after 3 years based on Checkpoint’s TSR performance versus the Russell 2000.

Mr. Richard will receive stock options to acquire up to 20,000 shares of the Company’s common stock and 30,000 restricted stock units upon his date of hire, that vest equally over a three year period from the date of grant.  The award is contingent on Mr. Richard’s relocation to the Philadelphia area by no later than December 31, 2013.

Mr. Richard will be eligible to participate in the Company's benefit programs available to all employees including retirement plans and medical benefit plans. Mr. Richard will also participate in benefit programs available to senior executives including the deferred compensation plan and termination policy for executives.

The Company will provide Mr. Richard with a relocation package in connection with his move to the Philadelphia area where the Company's headquarters are located. Mr. Richard's relocation package includes reimbursement of reasonable relocation expenses, payment of closing costs and additional expenses related to the sale of his existing home, reimbursement of temporary housing and commute costs and reimbursement for taxes payable on his relocation benefits.

In the event Mr. Richard’s employment is terminated without “Cause” or if he resigns with “Good Reason”, he is entitled to severance benefits equal to eighteen (18) months base salary plus his fifty percent of his prior year’s bonus for the year in which his employment terminates, payable over the eighteen (18) month period following termination of employment.  In the absence of “cause,” the Company may terminate an Executive’s employment upon thirty (30) days written notice. In such event, subject to certain non-compete and confidentiality provisions, each NEO shall be entitled to receive continued benefits and severance payments for eighteen months.

If Mr. Richard is terminated or properly terminates employment pursuant to a Change in Control he will be entitled to receive the following severance benefits: (i) continued payments of base salary (as in effect immediately prior to termination) for a period of 1.5 times the severance payment period; (ii) any payment to which the executive may be entitled in accordance with the terms of any applicable Bonus Plan then existing; (iii) continued participation in the welfare benefit plans maintained by the Company for a period equal to 1.5 times the severance payment period; and (iv) accelerated vesting in any stock options or similar equity incentive rights previously granted.

Change in Control. A Change in Control occurs if (1) any person or group acquires the power to elect a majority of the board of directors, and does, in fact, elect such a majority; or (2) the shareholders of the Company approve a sale of all or substantially all of the Company’s assets.

Cause. “Cause” is defined as (i) any willful and continued insubordination or the employee’s failure to perform his or her duties; (ii) dishonesty in the performance of duties; (iii) breach of certain covenants in the agreements relating to competition and confidentiality; (iv) entry of a judgment against the employee that prevents the employee from performing his or her duties or causes damage to the Company or its reputation; or (v) conviction of a crime involving moral turpitude.

Mr. Richard will also enter into the Company's standard indemnification agreement in the form executed between the Company and its other officers and directors.

A copy of the press release announcing Mr. Richard’s appointment and Mr. Andrews’ retirement is attached hereto as Exhibit 99.1 and is incorporated in this Current Report on Form 8-K by reference.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits
10.1	Offer Letter dated May 8, 2013 by and between Checkpoint Systems, Inc. and Jeffrey O. Richard.
99.1	Press Release dated May 10, 2013 issued by Checkpoint Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkpoint Systems, Inc.

Dated: May 10, 2013	By:	/s/ George Babich, Jr.
George Babich, Jr. President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Offer Letter dated May 8, 2013 by and between Checkpoint Systems, Inc. and Jeffrey O. Richard.
99.1	Press Release dated May 10, 2013 issued by Checkpoint Systems, Inc.